EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Announces Third Quarter 2018 Financial Results

ANN ARBOR, Mich., Nov. 13, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) (TSX-V: ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today reported consolidated financial results for the third quarter ended September 30, 2018. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

“We continue to develop and advance our unique product pipeline of novel diagnostics and innovative therapeutics,” said Gerald Solensky, Jr., Chairman and CEO of Zomedica. “Our team is building on the momentum of activities announced earlier in the year.”

Summary Third Quarter 2018 Results
Zomedica recorded net loss and comprehensive loss for the three and nine months ended September 30, 2018 of $1,910,278 or $0.02 per share and $8,226,005 or $0.09 per share, compared to a loss of $2,080,682 or $0.02 per share and $5,501,788 or $0.06 per share for the three and nine months ended September 30, 2017.

Zomedica, which is in the development stage, recorded no revenues in the three and nine months ended September 30, 2018. For the three and nine months ended September 30, 2018, net loss resulted from research and development (“R&D”) expenses of $630,371 and $3,765,332, general and administrative (“G&A”) expenses of $834,570 and $3,243,232, and professional fees of $293,484 and $1,001,886. For the three and nine months ended September 30, 2017, the net loss was attributed to G&A expenses of $1,350,726 and $2,926,361, R&D expenses of $465,495 and $1,586,179 and professional fees of $246,192 and $942,385.

Expenditures for R&D for the three and nine months ended September 30, 2018 were $630,371 and $3,765,332 compared to $465,495 and $1,586,179 for the three and nine months ended September 30, 2017. The increase of $164,876 for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 was primarily due to an increase in contracted expenditures of $102,967, salaries, bonus and benefits of $46,038 and consulting fees of $21,889. The increase of $2,179,153 for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017 was primarily due to the up-front licensing fee related to the signing of a development, commercialization and exclusive distribution agreement with Seraph Biosciences, Inc. (“Seraph”) of $1,738,513, and accrued payments to Seraph for previously incurred development costs of $333,247 included in contracted expenditures. The up-front licensing fee represented the issuance of unregistered common shares having a value of $1,238,513 and a cash payment of $500,000. Other significant increases of expenditures include contracted expenditures of $451,885. Overall there was an increased level of lab activities, including in vitro and in vivo work, to support the further development of our product candidates ZM-017, ZM-020, ZM-007, ZM-012, ZM-006 and ZM-011. We expect that our R&D expenditures in 2018 will be significantly higher than in 2017, due to the upfront and milestone payments of licensed technologies, initiation of pilot studies related to our four investigational new animal drug applications, work related to verification and validation of ZM-020 and ZM-017, and additional veterinary pharmaceutical candidates, diagnostic developments and technologies.

G&A expenses for the three and nine months ended September 30, 2018 were $834,570 and $3,243,232 compared to $1,350,726 and $2,926,361 for the three and nine months ended September 30, 2017. The decrease of $516,156 for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 was primarily due to the prior period stock-based compensation expenses of $675,940 primarily as a result of the granting of options to purchase an aggregate of 1,280,000 common shares in August 2017 of which 1,223,750 vested immediately upon the date of grant. In the three months ended September 30, 2018 there was no stock-based compensation grant of stock options. This decrease was also partially offset by an increase in office expense of $55,613 and rent expense of $51,658 due to the expansion of our laboratory and office space, and insurance costs of $28,530 for increased Directors and Officers Insurance premiums. G&A expense increased $316,871 for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. After adjusting for the prior period stock-based compensation expense of $837,531 the increase for the nine months ended September 30, 2018 was $1,168,822. The increase was due to an increase to salaries, bonus and benefits (excluding stock-based compensation expense) of $701,310 related to the addition of personnel, the addition of a Chief Commercial Officer, a Vice President of Sales and accrued severance to a former officer of the Company. Other increased expenses included office expense of $143,856, regulatory expense of $125,625, and insurance costs of $102,172. We expect that G&A expense will increase in 2018 and future periods as we increase our level of activity.

Professional fees for the three and nine months ended September 30, 2018 were $293,484 and $1,001,886 compared to $246,192 and $942,385 for the three and nine months ended September 30, 2017. Professional fees for the 2018 period consisted primarily of consulting fees incurred in connection with preparation and completion of additional SEC filings and updates, and costs incurred in being a public company across two jurisdictions, Canada and U.S.

Liquidity and Outstanding Share Capital
Zomedica had cash and cash equivalents of $526,817 as of September 30, 2018, compared to $3,448,147 as of December 31, 2017. The decrease in cash during the nine months ended September 30, 2018 is mainly a result of the cash flows used in operating activities, partially offset by cash flows provided by financing activities as discussed below.

For the three and nine months ended September 30, 2018, cash flows used in operating activities amounted to $3,371,059 and $7,819,347. For the three months ended September 30, 2018, the largest uses of cash stemmed from an amended lease agreement for additional laboratory and office space for our headquarters in Ann Arbor, Michigan in which we deposited $1,269,073 in rent for the entire 43-month lease term. Other significant increases in uses of cash include an increase in salaries, bonus and benefits as we had 22 employees at September 30, 2018, compared to 20 employees at September 30, 2017. For the nine months ended September 30, 2018 the largest uses of cash stemmed from the Seraph up-front licensing fee cash payment of $500,000 and we entered into an amended lease agreement as discussed above. Other significant increases in uses of cash include an increase in salaries, bonus and benefits as we had 22 employees at September 30, 2018, compared to 20 employees at September 30, 2017. These increases in uses of cash were partially offset by sources of cash from stock issued for services and stock-based compensation for a total of $1,245,801.

For the three and nine months ended September 30, 2018 the cash flows from financing activities amounted to $86,388 and $5,503,385. These relate to cash proceeds from financing of nil in the three months ended and $4,002,496 in the nine months ended September 30, 2018, and the exercise of stock options of $98,716 for the three months ended and $1,537,023 for the nine months ended September 30, 2018.

As of September 30, 2018, Zomedica had an unlimited number of authorized common shares with 94,596,209 common shares issued and outstanding. As of November 13, 2018, Zomedica had 94,796,209 common shares issued and outstanding.

As of September 30, 2018 and December 31, 2017, Zomedica had shareholders’ equity of $2,910,267 and $4,387,085, respectively.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical and company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

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Andrea Eberle
aeberle@zomedica.com
+1 734.369.2555